Exhibit 10.9

vVARDIS Holding AG
2026 EQUITY INCENTIVE PLAN

Section 1.  Purpose.  The purpose of the vVARDIS Holding AG 2026 Equity Incentive Plan (the “Plan”) is to motivate and reward eligible employees and Non-Employee Directors of vVARDIS Holding AG (the “Company”) and its Subsidiaries to perform at the highest level and to further the best interests of the Company and its shareholders. Capitalized terms not otherwise defined herein are defined in Section 20.

Section 2.  Eligibility.

(a)              Any employee, Non-Employee Director, consultant or other advisor of the Company or any Subsidiary shall be eligible to be selected to receive an Award under the Plan.

(b)              Holders of equity compensation awards granted by a company acquired by the Company (or whose business is acquired by the Company) or with which the Company combines (whether by way of amalgamation, merger, sale and purchase of Shares or other securities or otherwise) are eligible to be selected to receive grants of Replacement Awards under the Plan.

Section 3.  Administration.

(a)              The Plan shall be administered by the Committee. The Board may designate one or more members of the Board (or, to the extent required by applicable law or the rules of the applicable stock exchange, Non-Employee Directors of the Company) as a subcommittee who may act for the Committee if necessary to satisfy the requirements of this Section 3. The Committee may issue rules and regulations for administration of the Plan.

(b)              To the extent permitted by applicable law the Committee may delegate to one or more subcommittees of the Committee (which may consist of solely one Director) or the chair of the Committee some or all of its authority under the Plan, including the authority to grant all types of Awards, in accordance with applicable law, subject to ensuring adequate reporting by the subcommittee or the chair of the Committee to the Committee.

(c)              Subject to the terms of the Plan and applicable law, the Committee (or its delegate) shall have full power and authority to:

(i)
designate Participants;

(ii)
determine the type or types of Awards (including Replacement Awards) to be granted to each Participant under the Plan;

(iii)
determine the number of Shares to be covered by (or with respect to which payments, rights or other matters are to be calculated in connection with) Awards;

(iv)
determine the terms and conditions of any Award;

(v)
determine whether, to what extent and under what circumstances Awards may be settled or exercised in cash, Shares, other Awards or other property, net settled (including cashless exercise) or any combination thereof, or canceled, forfeited or suspended, and the method or methods by which Awards may be settled, exercised, canceled, forfeited or suspended;

(vi)
determine whether, to what extent and under what circumstances cash, Shares, other Awards, other property and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or of the Committee;

(vii)
amend terms or conditions of any outstanding Awards;

(viii)
correct any defect, supply any omission and reconcile any inconsistency in the Plan or any Award, in the manner and to the extent it shall deem desirable to carry the Plan into effect;

(ix)
interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan;

(x)
establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan;

(xi)
maintain the qualified status of an Incentive Stock Option under Section 422 of the Code; and

(xii)
make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

(d)              All decisions of the Committee shall be final, conclusive and binding upon all parties, including the Company, its shareholders and Participants and any Beneficiaries thereof. Notwithstanding anything to the contrary contained herein, the Board may, in its sole discretion, at any time and from time to time, grant Awards or administer the Plan.  In any such case, the Board shall have all of the authority and responsibility granted to the Committee herein.

Section 4.  Shares Available for Awards.

(a)              Subject to adjustment as provided in Section 4(e) and the increase set forth in Section 4(b), the maximum number of Class A Shares available for issuance under the Plan shall not exceed [•] Shares and the maximum number of Class B Shares available for issuance under the Plan shall not exceed [•] Shares (as adjusted and/or increased from time to time in accordance with the terms of this Plan, collectively, the “Share Reserve”).  Shares underlying Replacement Awards and Shares remaining available for grant under a plan of an acquired company or of a company with which the Company combines (whether by way of amalgamation, merger, sale and purchase of Shares or other securities or otherwise), appropriately adjusted to reflect the acquisition or combination transaction, shall not reduce the number of Shares remaining available for grant under the Share Reserve.

(b)              Subject to adjustment as provided in Section 4(e), the Share Reserve will be increased on the first day of each Fiscal Year beginning with the 2027 Fiscal Year, in an amount equal to the least of (i) a number of Class A Shares equal to [•] percent ([•]%) of the Class A Shares of the Company and a number of Class B Shares equal to [•] percent ([•]%) of the Class B Share of the Company, in each case, outstanding on the last day of the immediately preceding Fiscal Year, (ii) such number of Shares determined by the Board and (iii) the aggregate number of Shares available to the Board that may be granted as, or be subject to, equity incentive awards on such date (be it out of the conditional share capital for employee participations as provided in the Company’s articles of association in effect from time to time (the “Articles of Association”) or from other sources, including treasury shares). To ensure that a sufficient number of Shares can be added to the Share Reserve in accordance with this Section 4(b), the Company plans to request its shareholders approve annual increases to the Company’s conditional share capital for employee participation.

(c)              Subject to adjustment as provided in Section 4(e), the maximum number of Shares available for issuance with respect to Incentive Stock Options shall be [•] Shares.

(d)              Any Shares subject to an Award (other than a Replacement Award and any Award granted out of the authorized Shares of an acquired plan), that expires, is canceled, forfeited or otherwise terminates without the delivery of such Shares, including any Shares subject to such Award to the extent that such Award is settled without the issuance of Shares, shall again be, or shall become, available for issuance under the Share Reserve. Any Shares surrendered or withheld in payment of any grant, acquisition or exercise price of such Award or taxes, duties, social security (including pension) or other withholdings related to such Award shall become available for issuance under the Share Reserve.

(e)              In the event that, as a result of any dividend (other than ordinary cash dividends) or other distribution (whether in the form of cash, Shares or other securities, but other than ordinary cash distributions made in lieu of ordinary cash dividends), recapitalization, share split (share subdivision), reverse share split (share consolidation), reorganization, merger, amalgamation, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to acquire Shares or other securities of the Company, issuance of Shares pursuant to the anti-dilution provisions of securities of the Company, or other similar corporate transaction or event affecting the Shares (but not, for avoidance of doubt, a mere issuance or repurchase of Shares or other securities in exchange for value, including, without limitation, issuance of Shares as compensation for services), or of changes in applicable laws, regulations or accounting principles, an adjustment is necessary in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, subject to Section 17 and applicable law, adjust equitably so as to ensure no undue enrichment or harm (including by payment of cash), any or all of:

(i)    the number and type of Shares (or other securities) which thereafter may be made the subject of Awards, including the aggregate limits specified in Sections 4(a) and 4(c);

(ii)    the number and type of Shares (or other securities) subject to outstanding Awards;

(iii)   the grant, acquisition, exercise price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; and

(iv)   the terms and conditions of any outstanding Awards, including the performance criteria of any Performance Awards;

provided, however, that the number of Shares subject to any Award denominated in Shares shall always be a whole number.

(f)              Any Shares delivered pursuant to an Award may consist, in whole or in part, of Shares issued out of the Company's conditional share capital for employee participations in accordance with the Articles of Association or through ordinary capital increases, capital increases within the capital band, or Shares acquired by the Company and/or held as treasury Shares. In its sole discretion, the Company or any of its Subsidiaries or any person appointed by any of them may, in its own name or in the name of a Participant and on behalf of a Participant, subscribe to Shares, pay in the issue price and do any other action to create the Shares or direct the Participant to do so. A Participant shall have no enforceable claim to compel the Company to the issuance or delivery of Shares if such Shares are not available or cannot be issued or delivered without further corporate approvals, compliance with pre-emptive rights or other mandatory requirements. For the avoidance of doubt, any such limitation on a Participant's right to compel issuance or delivery of Shares shall not give rise to, and shall not be construed as conferring, any right to cash settlement, damages in lieu of delivery, or any other form of alternative settlement or compensation. Any Shares delivered pursuant to an Award shall be issued as fully paid Shares, and the exercise price and/or subscription price per Share pursuant to any Award, if applicable, shall always be at least equal to or greater than the par value per Share. A Participant shall not have any rights as a shareholder of the Company (including as to voting and dividends) until Shares are actually settled and delivered to the Participant and upon entry of the Participant into the share register of the Company as shareholder of such Shares with voting rights.

Section 5.  Restricted Shares and RSUs. The Committee is authorized to grant Awards of Restricted Shares and RSUs to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine.

(a)              The applicable Award Document shall specify the vesting schedule and, with respect to RSUs, the delivery schedule (which may include deferred delivery later than the vesting date) and whether the Award of Restricted Shares or RSUs is entitled to voting rights or any other rights.

(b) Restricted Shares and RSUs shall be subject to such restrictions as the Committee may impose (including any limitation, as applicable, on the right to vote Restricted Shares), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate.

(c) Any Restricted Shares granted under the Plan may be evidenced in such manner as the Committee may deem appropriate.

(d) The Committee may determine the methods by which, and the forms in which payment of the amount owing upon settlement of any RSU Award may be made, including cash, Shares, other Awards, other property or any combination thereof (having a Fair Market Value on the settlement date equal to the relevant payment).

Section 6.  Options.  The Committee is authorized to grant Options to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine; provided that Incentive Stock Options may be granted only to employees of the Company or a “parent corporation” or “subsidiary corporation” thereof (as such terms are defined in Sections 424(e) and 424(f) of the Code).

(a) The exercise price per Share under an Option shall be determined by the Committee; provided, however, that, except in the case of Replacement Awards, for U.S. Participants who are Ten Percent Shareholders and are granted an Incentive Stock Option, such exercise price shall not be less than one hundred ten percent (110%) of the Fair Market Value of a Share on the date of grant of such Incentive Stock Option, and for all other U.S. Participants, such exercise price shall not be less than the Fair Market Value of a Share on the date of grant of such Option.

(b) The term of each Option shall be fixed by the Committee but shall not exceed 10 years from the date of grant of such Option; provided that the term of each Incentive Stock Option granted to a Ten Percent Shareholder shall not exceed five years from the date of grant of such Incentive Stock Option.

(c) The Committee shall determine the time or times at which an Option may be exercised in whole or in part.

(d) The Committee shall determine the methods by which, and the forms in which payment of the exercise price with respect thereto may be made or deemed to have been made, including by cash, Shares, other Awards, other property or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price, or through net settlement (including cashless exercise).

(e) To the extent an Option is not previously exercised as to all of the Shares subject thereto, and, if the Fair Market Value of one Share is greater than the exercise price then in effect, then the Option shall be deemed automatically exercised by cashless exercise or net settlement, immediately before its expiration, unless the Participant has given instruction as to the contrary.

(f) The Committee shall determine the conditions, if any, to vesting of Options granted under the Plan, including, without limitation, any service- or performance-based conditions.

(g) No Option will be eligible for the payment of dividends or dividend equivalents, to the extent such Option is subject to Section 409A or Section 457A of the Code.

(h) The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code. To the extent that the aggregate Fair Market Value (determined on the date of grant) of Shares with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all equity incentive plans of the Company and any of its Affiliates) exceeds $100,000 (or such other limit established in the Code) or otherwise does not comply with the rules governing Incentive Stock Options, the Options or portions thereof that exceed such limit (according to the order in which they were granted) or otherwise do not comply with such rules will be treated as Non-Qualified Stock Options, notwithstanding any contrary provision set forth in the applicable Award Document(s).

Section 7.  Share Appreciation Rights.  The Committee is authorized to grant SARs to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine.

(a) SARs may be granted under the Plan to Participants either alone (“freestanding”) or in addition to other Awards granted under the Plan (“tandem”).

(b) The exercise price per Share under a SAR shall be determined by the Committee; provided, however, that, except in the case of Replacement Awards, for U.S. Participants, such exercise price shall not be less than the Fair Market Value of a Share on the date of grant of such SAR (or if granted in connection with an Option, on the grant date of such Option).

(c) The term of each SAR shall be fixed by the Committee but shall not exceed 10 years from the date of grant of such SAR.

(d) The Committee shall determine the time or times at which a SAR may be exercised or settled in whole or in part.

(e)               To the extent a SAR is not previously exercised as to all of the Shares subject thereto, and, if the Fair Market Value of one Share is greater than the exercise price then in effect, then the SAR shall be deemed automatically exercised immediately before its expiration, unless the Participant has given instruction as to the contrary.

(f)               Upon the exercise of a SAR, the Company shall pay to the Participant an amount equal to the number of Shares subject to the SAR multiplied by the excess, if any, of the Fair Market Value of one Share on the exercise date over the exercise price of such SAR.  The Company shall pay such excess in cash, in Shares valued at Fair Market Value, or any combination thereof, as determined by the Committee.

(g)              No SAR will be eligible for the payment of dividends or dividend equivalents, to the extent such SAR is subject to Section 409A or Section 457A of the Code.

Section 8.  Performance Awards.  The Committee is authorized to grant Performance Awards to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine.

(a)              Performance Awards may be denominated as a cash amount, a number of Shares or units or a combination thereof and are Awards that may be earned upon achievement or satisfaction of performance conditions specified by the Committee. In addition, the Committee may specify that any other Award shall constitute a Performance Award by conditioning the grant to a Participant or the right of a Participant to exercise the Award or have it settled, and the timing thereof, upon achievement or satisfaction of such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions. Subject to the terms of the Plan, the performance goals to be achieved during any Performance Period, the length of any Performance Period, the amount of any Performance Award granted and the amount of any payment or transfer to be made pursuant to any Performance Award shall be determined by the Committee.  If the Performance Award relates to Shares on which dividends are declared during the Performance Period, the Performance Award shall not provide for the payment of such dividend (or dividend equivalent) to the Participant prior to the time at which such Performance Award, or the applicable portion thereof, is earned.

(b)              Performance criteria may be measured on an absolute (e.g., plan or budget) or relative basis, and may be established on a corporate-wide basis, with respect to one or more business units, divisions, Subsidiaries or business segments, or on an individual basis.  Relative performance may be measured against a group of peer companies, a financial market index or other objective and quantifiable indices.  If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which the Company conducts its business, or other events or circumstances render the performance objectives unsuitable, the Committee may modify the minimum level of achievement, in whole or in part, as the Committee deems appropriate and equitable. Performance objectives may be adjusted for material items not originally contemplated in establishing the performance target for items resulting from discontinued operations, extraordinary gains and losses, the effect of changes in accounting standards or principles, acquisitions or divestitures, changes in tax rules or regulations, capital transactions, restructuring, nonrecurring gains or losses or unusual items. Performance measures may vary from Performance Award to Performance Award, and from Participant to Participant, and may be established on a stand-alone basis, in tandem or in the alternative. The Committee shall have the power to impose such other restrictions on Awards subject to this Section 8(b) as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements of any applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations.

(c)              Settlement of Performance Awards; Other Terms. Settlement of Performance Awards shall be in cash, Shares or other Awards, by net settlement or any combination thereof, as determined in the discretion of the Committee. Subject to Section 10, Performance Awards will be settled only after the end of the relevant Performance Period. The Committee may, in its discretion, increase or reduce the amount of a settlement otherwise to be made in connection with a Performance Award.

(d)              A Performance Award shall not convey to a Participant the rights and privileges of a shareholder with respect to the Share subject to such Performance Award, such as the right to vote (except as relates to Restricted Shares) or the right to receive dividends, unless and until and to the extent a Share is issued to such Participant to settle such Performance Award and upon entry of the Participant into the share register of the Company as shareholder of such Shares with voting rights. Shares delivered upon the vesting and settlement of a Performance Award may be evidenced in such manner as the Committee may deem appropriate, including book-entry registration.

Section 9.  Other Share-Based Awards.  The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares or factors that may influence the value of Shares, including convertible or exchangeable debt securities, other rights convertible or exchangeable into Shares, acquisition rights for Shares, Awards with value and payment contingent upon performance of the Company or business units thereof or any other factors designated by the Committee.  The Committee shall determine the terms and conditions of such Awards.

Section 10.  Effect of Termination of Service or a Change in Control on Awards.

(a)              The Committee may provide, by rule or regulation or in any Award Document, or may determine in any individual case, the circumstances in which, and the extent to which, an Award may be exercised, settled, vested, paid or forfeited in the event of a Participant’s Termination of Service prior to the vesting, exercise or settlement of such Award or the end of a Performance Period.

(b)              Unless the Committee provides otherwise in the applicable Award Document, in the event of and subject to the consummation of a Change in Control, each Award that is outstanding as of immediately prior to such Change in Control shall, (i) to the extent not then vested, accelerate and become fully vested (with any Award with conditions and restrictions relating to the attainment of performance goals becoming vested in connection and subject to the consummation of the Change in Control, in each case at the actually achieved level of performance for completed financial years and at target level of performance for uncompleted financial years, respectively), and (ii) be cancelled and converted into the right to receive a payment in cash with a value equal to (A) the value of such Award based on the per share value of consideration received or to be received by other shareholders of the Company in such Change in Control, less, (B) if such Award is an Option or a SAR, the applicable exercise price; provided, that, if, as of the date of the Change in Control, the Committee determines that no amount would have been realized upon the settlement or exercise of the Award, then the Award may be cancelled by the Company without payment of consideration.

(c)              Notwithstanding anything to the contrary in the Plan or the applicable Award Document but subject to Section 10(b), the Committee, in its sole discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such Change in Control, may take any one or more of the following actions whenever the Committee determines that such action is appropriate or desirable to facilitate the Change in Control transaction:

(i)     to cancel any outstanding Award in exchange for a payment in securities or other property other than cash or any combination thereof with a value equal to the value of such Award based on the per share value of consideration received or to be received by other shareholders of the Company in the Change in Control;

(ii)    to require the exercise of any Option not exercised by the Participant; and

(iii)   to provide for the assumption, substitution, replacement or continuation of any Award by the successor or surviving corporation (or a parent or Subsidiary thereof) with cash, securities, rights or other property to be paid or issued, as the case may be, by the successor or surviving corporation (or a parent or Subsidiary thereof), and to provide for appropriate adjustments with respect to the number and type of securities (or other consideration) of the successor or surviving corporation (or a parent or Subsidiary thereof), subject to any replacement awards, the terms and conditions of the replacement awards (including, without limitation, any applicable performance targets or criteria with respect thereto) and the grant, exercise or purchase price per share for the replacement awards.

(d) By accepting an Award, each Participant gives a power of attorney to the Company to exercise, sell, assign or otherwise dispose of on behalf of the Participant such Participant's Award or of the Shares acquired upon the exercise or settlement thereof, in order to comply with and give full force and effect to the provisions of this Section 10, including, without limitation, a Change in Control.

Section 11.  General Provisions Applicable to Awards.

(a)              Awards shall be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law.

(b)
Awards may, in the discretion of the Committee, be granted either alone, in addition to or in tandem with any other Award or any award granted under any other plan of the Company. Awards granted in addition to or in tandem with other Awards, or in addition to or in tandem with awards granted under any other plan of the Company, may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(c)
Subject to the terms of the Plan and Section 17, payments or transfers to be made by the Company upon the grant, exercise or settlement of an Award may be made in the form of cash, Shares, other Awards, other property or any combination thereof or through net settlement, as determined by the Committee in its discretion, and may be made in a single payment or transfer, in installments or on a deferred basis, in each case, in accordance with rules and procedures established by the Committee. Such rules and procedures may include provisions for the payment or crediting of reasonable interest on installment or deferred payments.

(d)
Except as may be permitted by the Committee or as specifically provided in an Award Document, (i) no Award and no right under any Award shall be assignable, alienable, saleable or transferable by a Participant other than by will or the laws of descent and distribution or pursuant to Section 11(e) and (ii) during a Participant’s lifetime, each Award, and each right under any Award, shall be exercisable only by the Participant or, if permissible under applicable law, by the Participant’s guardian or legal representative.  The provisions of this Section 11(d) shall not apply to any Award that has been fully exercised or settled, as the case may be, and shall not preclude forfeiture of an Award in accordance with the terms thereof.

(e)
A Participant may designate a Beneficiary or change a previous Beneficiary designation at such times prescribed by the Committee, in its sole discretion, and only by using forms and following procedures approved or accepted by the Committee for that purpose.

(f)
All certificates, if any, for Shares, and/or other securities delivered under the Plan pursuant to any Award or the exercise or settlement thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the U.S. Securities and Exchange Commission, as applicable, any stock market or exchange upon which such Shares or other securities are then quoted, traded or listed, and any applicable securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(g)
The Company will not be obligated to deliver any Shares under the Plan or remove restrictions from Shares previously delivered under the Plan until (i) all Award conditions have been met or removed to the Committee’s satisfaction, (ii) as determined by the Committee, all other legal matters regarding the issuance and delivery of such Shares have been satisfied, including any applicable securities laws, stock market or exchange rules and regulations or accounting or tax and social security (including pension) rules and regulations and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Committee deems necessary or appropriate to satisfy any applicable laws. The Company’s inability to obtain authority from any regulatory body having jurisdiction, which the Committee determines is necessary to the lawful issuance and sale of any Shares, will relieve the Company of any liability for failing to issue or sell such Shares as to which such requisite authority has not been obtained.

(h)              The Committee may specify in an Award Document that the Participant’s rights, payments or benefits with respect to an Award are subject to restrictions with respect to noncompetition, nonsolicitation, confidentiality and other restrictive covenants, or requirements to comply with minimum share ownership requirements, as it deems necessary or appropriate in its sole discretion.

(i)               The Committee may specify in an Award Document that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment (“clawback”) upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award.  Such events may include (i) a Termination of Service for Cause (and, in the case of any Cause that is resulting from an indictment or other non-final determination, the Committee may provide for such Award to be held in escrow or abeyance until a final resolution of the matters related to such event occurs, at which time the Award shall either be reduced, cancelled or forfeited (as provided in such Award Document) or remain in effect, depending on the outcome), (ii) voluntary Termination of Service without “good reason” (or similar terms) by the Participant (each as defined in the applicable Award Document or other written agreement with the Participant), (iii) violation of material policies of the Company or any of its Subsidiaries, (iv) other termination of the Participant’s employment or service with the Company or its applicable Subsidiary as a “bad leaver,” (v) breach of noncompetition, nonsolicitation, confidentiality or other restrictive covenants that may apply to the Participant, or (vi) other conduct by the Participant that is detrimental to the business or reputation of the Company and/or its Affiliates.

(j)               To the extent required by applicable law and the Articles of Association, all Awards and rights, payments and benefits thereunder granted or made to any member of the Board or any member of the Executive Committee are subject to the approval of the relevant total amount of compensation by the Company's shareholders. To the extent that any such Awards or rights, payments or benefits are granted or made to any such Participants prior to such shareholder approval, such Awards or rights, payments or benefits shall be subject to the requisite subsequent shareholder approval and shall be subject to repayment to or clawback by the Company if such approval is not obtained. The foregoing shall apply irrespective of any reservation or terms to the contrary set forth in any Award Document.

(k)              All rights, payments and benefits under any Award shall be subject to repayment to or clawback by the Company in accordance with such policies and procedures as the Committee or Board may adopt from time to time (including with respect to any policies and procedures necessary to comply with Section 10D of the Exchange Act and any rules promulgated thereunder and any other regulatory regimes), but only to the extent that (i) such policies or procedures (A) are necessary to implement applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations or (B) apply in the case of termination of the Participant’s employment for Cause or (ii) the Committee otherwise determines in its reasonable discretion that such a clawback is necessary to satisfy one or more fiduciary obligations to the Company, its Affiliates or their respective shareholders.

Section 12.  Amendments and Termination.

(a)              Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Document or in the Plan, the Board may amend, alter, suspend, discontinue or terminate the Plan or any portion thereof at any time; provided, however, that no such amendment, alteration, suspension, discontinuation or termination shall be made without (i) shareholder approval, if such approval is required by applicable law or the rules of the stock market or exchange, if any, on which the Shares are principally quoted or traded or (ii) the consent of the affected Participant, if such action would materially adversely affect the rights of such Participant under any outstanding Award, except to the extent any such amendment, alteration, suspension, discontinuance or termination is made to cause the Plan to comply with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations, or to impose any clawback provisions on any Awards in accordance with Section 11(j) or (k), or such affected Participant is appropriately compensated by grants of other Awards or cash payments, to the extent that such compensation is not prohibited by Section 409A or Section 457A of the Code as applicable to U.S. Participants. Notwithstanding anything to the contrary in the Plan, the Committee may amend the Plan or any Award Document in such manner as may be necessary or desirable to enable the Plan or such Award Document to achieve its stated purposes in any jurisdiction in a tax‑efficient manner and in compliance with local laws, rules and regulations to recognize differences in local law, tax policy or custom. The Committee also may impose conditions on the exercise, vesting or settlement of Awards in order to minimize the Company’s obligation with respect to tax equalization for Participants on assignments outside their home country.

(b)              In the event of the dissolution or liquidation of the Company, each Award shall be terminated immediately prior to the consummation of such actions, unless otherwise determined by the Company.

(c)              The Committee may waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue or terminate any Award theretofore granted, prospectively or retroactively, without the consent of any relevant Participant or holder or Beneficiary of an Award; provided, however, that, subject to Section 4(e) and Section 11(c), no such action shall materially adversely affect the rights of any affected Participant or holder or Beneficiary under any Award theretofore granted under the Plan, except to the extent that (i) any such action is made (A) to cause the Plan to comply with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations, (B) to impose any clawback provisions on any Awards in accordance with Section 11(j) or (k) or (C) made with the consent of the affected Participant; or (ii) the affected Participant is appropriately compensated by grants of other Awards or cash payments for any such adverse effect, to the extent that such compensation is not prohibited by Section 409A or Section 457A of the Code as applicable to U.S. Participants.

(d)              Except as provided in Section 8(b), the Committee shall be authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of events (including the events described in Section 4(e)) affecting the Company, or the financial statements of the Company, or of changes in applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

Section 13. Option and SAR Repricing.  Subject to Section 17, the Committee may seek to effect any re-pricing of any previously granted “underwater” Option or SAR by: (i) amending or modifying the terms of the Option or SAR to lower the exercise price; (ii) cancelling the underwater Option or SAR and granting either (A) replacement Options or SARs having a lower exercise price or (B) Restricted Shares, RSU, Performance Award or Other Share-Based Award in exchange; or (iii) cancelling or repurchasing the underwater Options or SARs for cash or other securities.  An Option or SAR will be deemed to be “underwater” at any time when the Fair Market Value of the Shares covered by such Award is less than the exercise price of the Award.

Section 14. Miscellaneous.

(a)              No employee, Participant or other person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of employees, Participants or holders or Beneficiaries of Awards under the Plan.  The terms and conditions of Awards need not be the same with respect to each recipient, including as necessary or desirable to recognize differences in local law, tax policy or custom.  Any Award granted under the Plan shall be a one-time Award that does not constitute a promise of future grants. The Company, in its sole discretion, maintains the right to make available future grants under the Plan.

(b)              No payment pursuant to the Plan shall be taken into account in determining any benefits under any severance, pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary, except to the extent otherwise expressly provided in writing in such other plan or agreement thereunder or under applicable law or the Company's or any of its Subsidiaries, pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan regulations.

(c)               The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of, or to continue to provide services to, the Company or any Subsidiary.  Further, the Company or the applicable Subsidiary may at any time dismiss a Participant, free from any liability, or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Document or in any other agreement or applicable laws binding the parties.  The receipt of any Award under the Plan is not intended to confer any rights on the receiving Participant except as set forth in the applicable Award Document.

(d) Nothing contained in the Plan shall prevent the Company from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

(e) The Company and any of its Subsidiaries shall be authorized to withhold from any Award granted or any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant, whether in the form of cash, Shares, other Awards, other property or any combination thereof, the amount of applicable taxes, duties, social security (including pension) or other withholdings for which the Participant is ultimately liable in respect of an Award, its exercise or settlement or any payment or transfer under such Award or under the Plan and to take such other action (including providing for elective payment of such amounts in cash or Shares by the Participant, forfeiting outstanding Awards, net settlement or selling on behalf of the Participant any of the Shares to which he or she is entitled under any Award and retain the sale proceeds) as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes, duties, social security (including pension) or other withholdings. Each Participant shall be responsible for the necessary declarations and tax payments required under applicable tax laws. The Company and its Subsidiaries shall have the right to notify the tax authorities of the grant, vesting and settlement of any Award and the exercise of any Option and to provide to the tax authorities copies of any documents that are relevant for tax purposes, including, but not limited to salary statements and similar documents, if so required by law.

(f) If any provision of the Plan or any Award Document is, becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award Document, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Award Document shall remain in full force and effect.

(g) No Shares shall be issued pursuant to the Plan in the event the Company determines that: (i) it and the Participant have not taken all actions required to register the Shares under the Securities Act and any other applicable securities laws, as may be applicable in the event the Shares are Publicly Listed and there is no exemption from such registration under applicable law; (ii) an applicable listing requirement of any stock exchange on which the Company is listed has not been satisfied; or (iii) another applicable provision of law has not been satisfied.

(h) Each Award Document shall provide that no Shares shall be purchased or sold thereunder unless and until (i) any then applicable requirements of any state or federal laws and regulatory agencies in any applicable country have been fully complied as required with to the satisfaction of the Company and its counsel and (ii) if required to do so by the Company, the Participant has executed and delivered to the Company a letter of investment intent in such form and containing such provisions as the Committee may require. The Company shall use reasonable efforts to seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Awards and to issue and sell Shares upon the settlement or exercise of the Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Award or any Shares issued or issuable pursuant to any such Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of Shares under the Plan, the Company shall be relieved from any liability for failure to issue and sell Shares upon the settlement or exercise of such Awards unless and until such authority is obtained.

(i)               Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other person. To the extent that any person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.

(j)               No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash or other securities shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

(k)              The Committee may determine that any Award must be held in a restricted depository account as designated by the Committee.

Section 15.  Effective Date of the Plan.  The Plan, adopted by the Board on [•], is contingent upon the effectiveness of the initial registration of the Company’s Shares on Form F-1 with the U.S. Securities and Exchange Commission and shall become effective upon the execution of the underwriting agreement relating to the initial public offering of the Company’s Shares in the United States.

Section 16.  Term of the Plan.  No Award shall be granted under the Plan after the earliest to occur of (i) the tenth anniversary of the effectiveness of the Plan (the “Plan Expiration Date”); provided that to the extent permitted by the listing rules of any stock exchanges on which the Company is listed, such Plan Expiration Date may be extended indefinitely so long as the maximum number of Shares available for issuance under the Plan have not been issued, (ii) the maximum number of Shares available for issuance under the Plan have been issued or (iii) the Board terminates the Plan in accordance with Section 12(a).  However, unless otherwise expressly provided in the Plan or in an applicable Award Document, any Award theretofore granted may extend beyond such date, and the authority of the Committee to amend, alter, adjust, suspend, discontinue or terminate any such Award, or to waive any conditions or rights under any such Award, and the authority of the Board to amend the Plan, shall extend beyond such date.

Section 17.  Sections 409A and 457A of the Code.

(a)              With respect to Awards made to U.S. Participants, the Plan is intended to comply with the requirements of Section 409A and Section 457A of the Code, and the provisions of the Plan and any Award Document shall be interpreted in a manner that satisfies the requirements of Section 409A and Section 457A of the Code, and the Plan shall be operated accordingly. If any provision of the Plan or any term or condition of any Award would otherwise frustrate or conflict with this intent, the provision, term or condition will be interpreted and deemed amended so as to avoid this conflict.  If an amount payable under an Award as a result of the Participant’s Termination of Service (other than due to the Participant’s death) occurring while the Participant is a “specified employee” under Section 409A of the Code constitutes a deferral of compensation subject to Section 409A of the Code, then payment of such amount shall not occur until six months and one day after the date of the Participant’s Termination of Service, except as permitted under Section 409A of the Code.  If the Award includes a “series of installment payments” (within the meaning of Section 1.409A-2(b)(2)(iii) of the Treasury Regulations), the Participant’s right to the series of installment payments shall be treated as a right to a series of separate payments and not as a right to a single payment.  Notwithstanding the foregoing, the tax treatment of the benefits provided under the Plan or any Award Document is not warranted or guaranteed, and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Participant on account of non-compliance with Section 409A and Section 457A of the Code.

(b)              Notwithstanding any provision of the Plan to the contrary or any Award Document, in the event the Committee determines that any Award may be subject to Section 409A or Section 457A of the Code, the Committee may adopt such amendments to the Plan and the applicable Award Document or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate to (i) exempt the Award from Section 409A or Section 457A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (ii) comply with the requirements of Section 409A or Section 457A and thereby avoid the application of any adverse tax consequences under such Sections.

(c)              Notwithstanding any provision of the Plan to the contrary or any Award Document, a Termination of Service shall not be deemed to have occurred for purposes of any provision of an Award that is subject to Section 409A providing for payment upon or following a termination of a Participant’s employment or service with the Company or any of its Subsidiaries unless such termination is also a “separation from service” and, for purposes of any such provision of such Award, references to a “termination,” “termination of employment”, “termination of service” or like terms shall mean “separation from service.”

Section 18. Data Protection. The Participant acknowledges that the Company and its Affiliates may process personal data relating to the Participant as may be reasonably needed for the administration of the Plan. Such personal data may be provided by the Participant or third parties to the Company or its Affiliates. Examples of such personal data may include, without limitation, the Participant’s name, account information, social security number or other identification number, tax number, contact information, address, date of birth, nationality, data on the employment relationship of the Participant such as job title, salary, Shares held in the Company, and Award details.  The Participant acknowledges that the Company and its Affiliates may process such personal data for the Company's and any Affiliates' legitimate business interests in relation to the Plan and as further reasonably necessary for all purposes relating to the operation and performance of the Plan, including but not limited to:

(i)           administering and maintaining Participant records;

(ii)          providing the services described in the Plan;

(iii)         providing information to future purchasers or merger partners of the Company or any Affiliate, or the business in which the Participant works; and

(iv)         responding to public authorities, court orders and legal investigations, as applicable.

The Company and any Affiliate may share the Participant’s personal data with third parties, including in particular (i) Affiliates, (ii) trustees of any employee benefit trust, (iii) registrars, (iv) brokers, (v) third party administrators of the Plan, (vi) service providers retained by the Company or any Affiliate or (vii) regulators, courts and others, as required by law.

 The Company and any Affiliate may disclose the Participant’s personal data to any of the parties mentioned above in Switzerland, the EU, the EEA, the United Kingdom, the United States and any other country or territory in the world. The recipient's country may not provide the same protection for the information as the Participant’s home country. The Participant agrees and authorizes the Company and any Affiliate and any third party administrators of the Plan (i) to access, store or otherwise process any personal data and information relating to the Participant; and (ii) to transfer, on a confidential basis, such personal data and information to any other Affiliate, third party administrator of the Plan and/or any person or third party authorized by the Company, the relevant Affiliate, and/or the third party administrators of the Plan, wherever located, and to this end being transmitted across national borders, including in any country or territory that may not provide the same protection for the information as such Participant's home country, for storage and processing to the extent necessary or useful for the implementation of and for performing administrative and transactional services in connection with the Plan and any Award. Any transfer of the Participant’s personal data from Switzerland, the E.U., the EEA or the United Kingdom to a country that does not guarantee adequate data protection is subject to appropriate safeguards, including, without limitation in the form of EU standard contractual clauses, or applicable derogations provided for under applicable law.

The Company will keep the Participant's personal data for as long as necessary to operate the Plan or as necessary to comply with any legal or regulatory requirements.

The Participant may have a right to (i) request access to and rectification or erasure of the personal data provided, (ii) request the restriction of the processing of his or her personal data, (iii) object to the processing of his or her personal data, (iv) in certain cases, receive the personal data provided to the Company or to any Affiliate and transmit such data to another party, and (v) to lodge a complaint with a competent supervisory authority.

Further details pertaining to the processing of personal data of the Participant may be included in privacy policies and similar documents, as may be published or otherwise made available by the Company or any Affiliate from time to time.

Section 19.  Governing Law.  The formation, existence, construction, performance, validity and all aspects whatsoever of this Plan and of each Award Document and any Award granted thereunder, including any rights and obligations arising out of or in connection with the same, shall be governed by, and construed in accordance with, the substantive laws of Switzerland, without giving effect to any choice of law or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than Switzerland. The exclusive place of jurisdiction for any dispute, controversy or claim arising out of or in relation with the Plan, Award Document or any Award granted thereunder, including the validity, invalidity, breach, termination or interpretation thereof, shall be the city of Zug, Switzerland.

Section 20.  Definitions.  As used in the Plan, the following terms shall have the meanings set forth below:

(a) “Affiliate” means (i) any entity that, directly or indirectly, is controlled by the Company, (ii) any entity in which the Company, directly or indirectly, has a significant equity interest, in each case as determined by the Committee and (iii) any other entity which the Committee determines should be treated as an “Affiliate.”

(b) “Award” means any Option, SAR, Restricted Share, RSU, Performance Award or Other Share-Based Award granted under the Plan.

(c) “Award Document” means any agreement, contract or other instrument or document, which may be in electronic format, evidencing any Award granted under the Plan, which may, but need not, be executed or acknowledged by a Participant.

(d) “Beneficiary” means a person entitled to receive payments or other benefits or exercise rights that are available under the Plan in the event of the Participant’s death. If no such person is named by a Participant, or if no Beneficiary designated by the Participant is eligible to receive payments or other benefits or exercise rights that are available under the Plan at the Participant’s death, such Participant’s Beneficiary shall be such Participant’s estate.

(e) “Board” means the board of directors of the Company.

(f) “Cause” means, with respect to any Participant, “cause” as defined in such Participant’s employment agreement or other similar agreement or arrangement with the Company or any of its Subsidiaries, if any, or if not so defined, except as otherwise provided in such Participant’s Award Document, such Participant’s:

(i)       indictment for any crime (A) constituting a felony, or (B) that has, or could reasonably be expected to result in, an adverse impact on the performance of a Participant’s duties to the Company or any of its Subsidiaries, or otherwise has, or could reasonably be expected to result in, an adverse impact to the business or reputation of the Company or any of its Subsidiaries;

(ii)      having been the subject of any order, judicial or administrative, obtained or issued by any securities law regulator (including the U.S. Securities and Exchange Commission) or criminal law enforcement authority, for any securities violation involving fraud, including, for example, any such order consented to by the Participant in which findings of facts or any legal conclusions establishing liability are neither admitted nor denied;

(iii)     conduct, in connection with his or her employment or service, which has, or could reasonably be expected to result in, material injury to the business or reputation of the Company or any of its Subsidiaries;

(iv)     willful violation of the Company’s code of conduct or other material policies set forth in the manuals or statements of policy of the Company or any of its Subsidiaries;

 (v)      willful neglect in the performance of a Participant’s duties for the Company or any of its Subsidiaries or willful or repeated failure or refusal to perform such duties; or

(vi)      material breach of any applicable employment agreement or other agreement with the Company or any of its Subsidiaries or, if applicable, any other reason or event that qualifies as a valid reason for a termination for cause as defined in Article 337 of the Swiss Code of Obligations.

The occurrence of any act of a Participant described in clauses (iii) through (vi) above that is capable to cure or remedy shall not constitute Cause if such Participant cures or remedies such event (as determined by the [Board]) within 30 days after the Company provides notice to such Participant.

(g) “Change in Control” means the occurrence of any one or more of the following events:

(i)       a direct or indirect change in ownership or control of the Company effected through one transaction or a series of related transactions within a 12-month period, whereby any Person (or a group of Persons acting in concert) other than (A) any employee plan established by the Company or any of its Subsidiaries, (B) an underwriter temporarily holding securities pursuant to an offering of such securities or (C) a corporation owned, directly or indirectly, by shareholders of the Company in substantially the same proportions as their ownership of the Company, directly or indirectly acquires or maintains beneficial ownership of securities of the Company constituting more than fifty percent (50%) of the total combined voting power of the Company’s equity securities issued and outstanding immediately after such acquisition;

(ii)      at any time during a period of 24 consecutive months, individuals who at the beginning of such period constituted the Board cease for any reason to constitute a majority of members of the Board; provided, however, that any new member of the Board whose election or nomination for election was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was so approved, shall be considered as though such individual were a member of the Board at the beginning of the period, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(iii)     the consummation of a merger, amalgamation or consolidation of the Company or any of its Subsidiaries with any other corporation or entity, other than a merger, amalgamation or consolidation which would result in the voting securities of the Company issued and outstanding immediately prior to such merger, amalgamation or consolidation continuing to represent (either by remaining issued and outstanding or being converted into voting securities of the surviving entity or, if applicable, the ultimate parent thereof) at least 50% of the combined voting power and total Fair Market Value of the securities of the Company or such surviving entity or parent issued and outstanding immediately after such merger, amalgamation or consolidation; or

(iv)     the consummation of any sale, lease, exchange, or other transfer or disposition (including by way of a carve-out or spin-off transaction) to any Person (other than an Affiliate of the Company), in one transaction or a series of related transactions within a 12-month period, of all or substantially all of the assets of the Company and its Subsidiaries.

Notwithstanding the foregoing or any provision of any Award Document to the contrary, for any Award to which Section 17 applies that provides for accelerated distribution on a Change in Control of amounts that constitute “deferred compensation” (as defined in Section 409A and Section 457A of the Code), if the event that constitutes such Change in Control does not also constitute a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the Company’s assets (in either case, as defined in Section 409A and Section 457A of the Code), such amount shall not be distributed on such Change in Control but instead shall vest as of the date of such Change in Control and shall be paid on the scheduled payment date specified in the applicable Award Document, except to the extent that earlier distribution would not result in the Participant who holds such Award incurring any additional tax, penalty, interest or other expense under Section 409A and Section 457A of the Code.

(h)
“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time, and the rules, regulations and guidance thereunder. Any reference to a provision in the Code shall include any successor provision thereto.

(i)
“Committee” means the Compensation Committee of the Board or such other committee as may be designated by the Board, or, at the Board’s discretion with respect to any action, references herein to the “Committee” shall refer to the Board.

(j)
“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended from time to time, and the rules, regulations and guidance thereunder.  Any reference to a provision in the Exchange Act shall include any successor provision thereto.

(k)
“Executive Committee” means the Company’s executive committee as this term is understood by the Company's organizational regulations.

(l)
“Fair Market Value” means (i) with respect to a Share, the closing price of a Share on the date in question (or, if there is no reported sale on such date, on the last preceding date on which any reported sale occurred) on the principal stock market or exchange on which the Shares are quoted or traded, or if Shares are not so quoted or traded, the fair market value of a Share as determined by the Committee, and (ii) with respect to any property other than Shares, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee.

(m)
“Fiscal Year” means the fiscal year of the Company.

(n)
“Incentive Stock Option” means an Option that meets the requirements of Section 422 of the Code, granted in accordance with the provisions of Section 6.

(o)
“Non-Employee Director” means a member of the Board who is not an employee of the Company or an Affiliate.

(p)
“Non-Qualified Stock Option” means an Option that is not an Incentive Stock Option, granted in accordance with the provisions of Section 6.

(q)
“Option” means an option representing the right to acquire Shares from the Company in the form of an Incentive Stock Option or a Non-Qualified Stock Option, granted in accordance with the provisions of Section 6.

(r)
“Other Share-Based Award” means an Award granted in accordance with the provisions of Section 9.

(s)
“Participant” means the recipient of an Award granted under the Plan.

(t)
“Performance Award” means an Award granted in accordance with the provisions of Section 8.

(u)
“Performance Period” means the period established by the Committee at the time any Performance Award is granted or at any time thereafter during which any performance goals specified by the Committee with respect to such Award are measured.

(v)
“Person” means a natural person or a partnership, company, association, cooperative, mutual insurance society, foundation or any other body which operates externally as an independent unit or organization.

(w)
“Publicly Listed” means, with respect to a security, that such security is publicly traded on an established stock exchange or national market system; and, with respect to an entity, that such entity is the issuer of a security that is Publicly Listed.

(x)
“Replacement Award” means an Award granted in assumption of, or in substitution for, an outstanding award previously granted by a company or business acquired by the Company or with which the Company, directly or indirectly, combines (whether by way of amalgamation, merger, sale and purchase of Shares or other securities or otherwise).

(y)
“Restricted Share” means any Share granted in accordance with the provisions of Section 5.

(z)
“RSU” means a contractual right granted in accordance with the provisions of Section 5 that is denominated in Shares.  Each RSU represents a right to receive the value of one Share.  Awards of RSUs may not include the right to receive dividend equivalents.

(aa)
“SAR” means any right granted in accordance with the provisions of Section 7 to receive upon exercise by a Participant or settlement the excess of (i) the Fair Market Value of one Share on the date of exercise or settlement over (ii) the exercise price of the right on the date of grant, or if granted in connection with an Option, on the date of grant of the Option.

(bb)
“Securities Act” means the U.S. Securities Act of 1933, as amended from time to time, and the rules, regulations and guidance thereunder.  Any reference to a provision in the Securities Act shall include any successor provision thereto.

(cc)
“Shares” means the Class A Shares, the Class B Shares or any other class or type of registered shares of the Company that may be issued under this Plan, in each case as defined and with the par value set out in the Articles of Association.

(dd)
“Subsidiary” means any corporation, limited liability company, joint venture or partnership of which the Company (i) directly or indirectly owns more than fifty percent (50%) of (A) the total combined voting power of all classes of voting securities of such entity, (B) the total combined equity interests, or (C) the capital or profit interests, in the case of a partnership; or (ii) otherwise has the power to vote, either directly or indirectly, sufficient securities to elect a majority of the board of directors or similar governing body.

(ee)
“Ten Percent Shareholder” means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) Shares possessing more than ten percent (10%) of the total combined voting power of all classes of shares of the Company or any of its Affiliates.

(ff)
“Termination of Service” means:

(i)       in the case of a Participant who is an employee of the Company or a Subsidiary, cessation of the employment relationship such that the Participant is no longer an employee of the Company or Subsidiary;

(ii)      in the case of a Participant who is a Non-Employee Director, the date that the Participant ceases to be a member of the Board for any reason; or

(iii)     in the case of a Participant who is a consultant or other advisor, the effective date of the cessation of the performance of services for the Company or any Subsidiary;

provided, however, that in the case of an employee, the transfer of employment from the Company to a Subsidiary, from a Subsidiary to the Company, from one Subsidiary to another Subsidiary or, unless the Committee determines otherwise, the cessation of employee status but the continuation of the performance of services for the Company or a Subsidiary as a member of the Board or a consultant or other advisor shall not be deemed a cessation of service that would constitute a Termination of Service; and provided, further, that a Termination of Service will be deemed to occur for a Participant employed by a Subsidiary when a Subsidiary ceases to be a Subsidiary, unless such Participant’s employment continues with the Company or another Subsidiary.

(gg)
“U.S. Participant” mean a Participant who is subject to federal income taxation in the United States.